UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2014

TAMINCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35875	45-4031468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 South Wilcox Drive, Kingsport, TN		37662
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

Two Windsor Plaza, Suite 411,

7540 Windsor Drive

Allentown, PA 18195

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 5, 2014, Taminco Corporation, a Delaware corporation (the “Company”) completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 11, 2014 (the “Merger Agreement”), by and among Eastman Chemical Company, a Delaware corporation (the “Eastman”), Stella Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Eastman (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Eastman.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares pursuant to which dissenters’ rights have been properly exercised) was canceled and converted automatically into the right to receive, in accordance with the terms of the Merger Agreement, $26.00 in cash (the “Merger Consideration”).

Also at the Effective Time, each outstanding option to acquire shares of the Company’s common stock issued under any of the Company’s equity incentive plans, whether or not then vested, was converted into the right to receive, in cash and for each share of the Company’s common stock subject to such option, the amount by which the value of the Merger Consideration exceeded such option’s exercise price.

Eastman paid a total of approximately $1.8 billion in cash to the Company’s stock and option holders in the Merger.

The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 16, 2014.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2014, in connection with completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that trading in the Company’s common stock should be suspended and the listing of the Company’s common stock on the NYSE should be removed. In addition, the Company requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company with respect to the Company’s common stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.01. Changes in Control of Registrant.

A change of control of the Company occurred on December 5, 2014, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company. As a result, the Company became a wholly-owned subsidiary of Eastman, with Eastman owning all of the Company’s common stock.

The purchase price paid in the Merger was funded from (i) borrowings under Eastman’s Five-Year Senior Term Loan Credit Agreement, dated October 9, 2014, by and among Eastman, the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, as joint lead arrangers, Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, N.A., as syndication agent; and (ii) proceeds from Eastman’s previously disclosed issuance and sale of $2.0 billion of notes on November 20, 2014.

The information set forth in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with, and at the Effective Time of, the Merger, David A. Golden, Senior Vice President, Chief Legal Officer and Corporate Secretary of Eastman and the sole director of Merger Sub, became the sole member of the board of directors of the Company.

Also in connection with the completion of the Merger, each of the Company’s principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer ceased their respective employment by the Company and, at the Effective Time, Mr. Golden became the President of the Company.

Mr. Golden, age 49, joined Eastman in 1995 as an attorney and has held varying positions, including serving as Eastman’s Director of Internal Audit from October 2005 to October 2007 and Vice President and Assistant General Counsel in charge of Eastman’s Commercial and International Law groups from 2007 to 2010. He was appointed to his current position with Eastman in January 2013.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As of the Effective Time and in connection with the closing of the Merger, the Company’s certificate of incorporation and bylaws were amended in their entirety to be identical to the certificate of incorporation and bylaws of Merger Sub, except that the name of the Company remained “Taminco Corporation.” Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

In connection with the completion of the Merger and on December 5, 2014, Taminco Global Chemical Corporation, a wholly-owned subsidiary of the Company (“Taminco Global”), issued a notice of redemption to holders of all of Taminco Global’s 9.75% Second-Priority Senior Secured Notes due 2020 (the “Notes”) to redeem all issued and outstanding Notes and satisfied and discharged its obligations under the indenture relating to the Notes (the “Redemption”). Such Redemption will be completed on January 5, 2015.

A copy of the press release announcing the Redemption is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Taminco Corporation.

3.2	Amended and Restated Bylaws of Taminco Corporation.

99.1	Press release dated December 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMINCO CORPORATION

By:	/s/ David A. Woodmansee
Name: David A. Woodmansee
Title: Secretary

Date: December 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Taminco Corporation.

3.2	Amended and Restated Bylaws of Taminco Corporation.

99.1	Press release dated December 5, 2014.